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                                                                    Exhibit 10.1

                   STOCK SURRENDER AND REGISTRATION AGREEMENT
                   ------------------------------------------

Stock Surrender and Registration Agreement (this "Agreement") between Sean Y. Fulda ("Fulda") and UniverCell Holdings, Inc. (the "Company") dated as of November 25, 2002.

WHEREAS, Fulda is the President and Chief Executive Officer of the Company and the beneficial owner of 27,720,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"); and

WHEREAS, the Company's authorized capital stock consists of 50,000,000 shares of Common Stock, of which 40,650,504 shares have been issued by the Company and are outstanding and 9,349,496 shares have not been issued but have been reserved for issuance upon the conversion of $650,000 aggregate principal amount of the Company's Convertible Debentures due 2004 (the "Debentures"); and

WHEREAS, the Company has determined that it would be beneficial to the Company to engage one or more third parties (each, a "Consultant") to perform certain investor relations and consulting services to the Company; and

WHEREAS, the terms of the prospective engagement of a Consultant may provide that the Company is to issue to such Consultant shares of Common Stock that are registered with the U.S. Securities and Exchange Commission ("SEC") and to be freely tradable (the "Consultant Shares"); and

WHEREAS, given that all of the authorized by unissued shares of Common Stock have been reserved by the Company for issuance to the holders of Debentures upon conversion, the Company does currently have the Consultant Shares available; and

WHEREAS, Fulda is willing to surrender upon demand by the Company up to 1,000,000 shares of Common Stock owned by him to the Company for the purposes of issuing such shares as the Consultant Shares upon the engagement of one or more Consultants by the Company; and

WHEREAS, as an inducement to Fulda and in consideration for the surrender of up to 1,000,000 of his shares as aforesaid, the Company is willing to cause 1,986,580 shares of Common Stock held by Fulda (or such other number as is the maximum number of shares registrable by the Company contemporaneously with the execution and delivery of this Agreement pursuant to SEC Rule 462(b)) (the "Fulda Shares") to become registered with the SEC and thereby to be freely tradable.

NOW, THEREFORE, good and valuable consideration being extant, the receipt and sufficiency the parties hereby acknowledge, the parties hereby agree as follows:

1.     Surrender or Transfer of Shares.
       -------------------------------

     Upon the Company's demand after the execution and delivery of a written engagement agreement with Consultant, Fulda shall surrender to the Company or transfer to the Consultant, as directed by the Company, up to 1,000,000 shares of Common Stock held by him, constituting the Consultant Shares. Until their surrender or transfer as aforesaid, Fulda shall hold the Consultant Shares exclusively for re-issuance as the Consultant Shares.


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2.     Registration of Fulda Shares.
       ----------------------------

     As promptly as practical after the execution and delivery of this Agreement, the Company shall cause a short-form registration statement to be filed with the SEC, registering the Fulda Shares, on the basis of Rule 462(b) promulgated by the SEC under the Securities Act of 1933, as amended.

3.     Authorization.
       -------------

     This Agreement and the written agreement(s) between the Company and the Consultant(s) shall be duly authorized, adopted, approved and/or ratified by a majority of the Board of Directors of the Company.

IN WITNESS WHEREOF, the parties hereby duly execute and deliver this Agreement as of the date first written above.

UNIVERCELL HOLDINGS, INC.                      SEAN Y. FULDA



By: /s/ Sean Y. Fulda                         /s/ Sean Y. Fulda
      Sean Y. Fulda
      President and Chief Executive Officer
      Chairman of the Board of Directors


APPROVED BY:


/s/ Michael D. Fulda
Michael D. Fulda, Director



/s/ David M. Friedman
David M. Friedman, Director







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